Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Star Gas Partners, L.P. (the “Partnership”) on Form 10-Q for the quarterly period ended June 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven J. Goldman, President and Chief Executive Officer of the Partnership, certify to my knowledge pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, following due inquiry, I believe that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

A signed original of this written statement required by Section 906 has been provided to Star Gas Partners, L.P. and will be retained by Star Gas Partners, L.P. and furnished to the Securities and Exchange Commission or its staff upon request.

STAR GAS PARTNERS, L.P.
	By:	KESTREL HEAT, LLC (General Partner)

Date: August 1, 2014	By:	/s/ Steven J. Goldman
Steven J. Goldman
President and Chief Executive Officer
Star Gas Partners, L.P.